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As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-115595

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARDINGE INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0470200 (I.R.S. Employer Identification Number)

One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Patrick Ervin
Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Philip Hunter, Esq.	David J. Murray, Esq.
Sayles & Evans	Richard C. Leska, Esq.
One West Church Street	Phillips Lytle LLP
Elmira, New York 14901	3400 HSBC Center
(607) 734-2271	Buffalo, New York 14203
Fax (607) 734-1754	(716) 847-8400
Fax (716) 852-6100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [    ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [  X  ]

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share.	$50,000,000	$6,335

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(1)	An indeterminate number of shares of common stock is being registered as may be issued at various times at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. The registration fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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ITEM 16.	EXHIBITS

          The exhibits to the Registration Statement are listed in the Exhibit Index which appears on page II-4 of this Registration Statement and is hereby incorporated by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, State of New York, on June 16, 2006.

HARDINGE INC. By: /s/ J. PATRICK ERVIN J. Patrick Ervin, Chairman, President and CEO

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.*

4.1	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

5.1	Opinion of Phillips Lytle LLP.

23.1	Consent of Ernst & Young LLP.

23.4	Consent of Phillips Lytle LLP. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney.**

*	To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.
**	Previously filed.